UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Diffusion Pharmaceuticals Inc. (the “Company”) was held on June 17, 2020. A quorum was present at the Annual Meeting. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2020 (the “Proxy Statement”), were: (1) to elect six persons to serve as directors until the Company’s next annual meeting of stockholders or until their respective successors are elected and qualified; (2) to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; (3) to approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the shares of the Company’s common stock, par value $0.001 per share, at a ratio of not less than one-to-two and not greater than one-to-twenty, with the exact ratio and effective time of the reverse stock split to be determined by the Company’s Board of Directors, if at all; and (4) to approve, on an advisory basis, the compensation of the Company’s named executive officers during the year ended December 31, 2019, as disclosed in the Proxy Statement. A summary of the voting results is set forth below:

(1)

Proposal No. 1 – Election of six persons to serve as directors until the Company’s 2021 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

Proposal No. 1 required the affirmative vote of a plurality of votes cast of the holders of shares present virtually or represented by proxy and entitled to vote on the matter. Proposal No. 1 received the requisite number of votes for approval at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

	For	Withheld	Broker Non-Votes
David G. Kalergis	9,518,154	889,329	16,658,028
Robert Adams	9,667,969	739,514	16,658,028
Robert J. Cobuzzi, Ph.D.	9,648,161	759,322	16,658,028
John L. Gainer	9,648,851	758,632	16,658,028
Mark T. Giles	8,855,839	1,551,644	16,658,028
Alan Levin	9,670,088	737,395	16,658,028

(2)

Proposal No. 2 – Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Proposal No. 2 required the affirmative vote of a majority of the holders of shares present virtually or represented by proxy and entitled to vote on the matter. Proposal No. 2 received the requisite number of votes for approval at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

For	Against	Abstain	Broker-Non Votes
25,675,393	1,075,443	314,675	0

(3)

Proposal No. 3 – Approval of an amendment to the Charter to effect a reverse stock split of the shares of the Company’s common stock, par value $0.001 per share, at a ratio of not less than 1-to-2 and not greater than 1-to-20, with the exact ratio and effective time of the reverse stock split to be determined by the Company’s Board of Directors, if at all.

Proposal No. 3 required the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the matter either virtually or by proxy. Proposal No. 3 did not receive the requisite number of votes for approval at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

For	Against	Abstain	Broker-Non Votes
15,381,653	11,562,895	120,963	0

(4)

Proposal No. 4 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers during the year ended December 31, 2019, as disclosed in the Proxy Statement.

Proposal No. 4 required the affirmative vote of a majority of the holders of shares present virtually or represented by proxy and entitled to vote on the matter. Proposal No. 4 received the requisite number of votes for approval at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

For	Against	Abstain	Broker-Non Votes
7,369,619	2,787,042	250,822	16,658,028

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2020	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
Name: David G. Kalergis Title: Chief Executive Officer